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Coastal Banking Company, Inc.
(Name of Registrant as Specified in Its Charter)

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COASTAL BANKING COMPANY, INC.
36 Sea Island Parkway
Beaufort, South Carolina 29901

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

        We cordially invite you to attend the 2004 Annual Meeting of Shareholders of Coastal Banking Company, Inc., the holding company for Lowcountry National Bank. At the meeting, we will report on our performance in 2003 and answer your questions. We are excited about our accomplishments and we look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

        This letter serves as your official notice that we will hold the meeting on May 20, 2004 at 10:00 AM at the Oyster Cove Club House, Beaufort, South Carolina for the following purposes:

    1.        To elect four members to the board of directors; and

    2.        To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders of record owning our common stock at the close of business on March 31, 2004 are entitled to attend and vote at the meeting. Please note, if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors, By: /s/ Ladson F. Howell Ladson F. Howell Chairman

Beaufort, South Carolina
April 20, 2004

COASTAL BANKING COMPANY, INC.
36 Sea Island Parkway
Beaufort, South Carolina 29901

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 20, 2004

        Our board of directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The board set March 31, 2004 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 995,695 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Randolph C. Kohn and Ladson F. Howell as your representatives at the meeting. Mr. Kohn and Mr. Howell will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Kohn and Mr. Howell will vote your proxy for the election to the board of directors of all nominees listed below under “Election Of Directors”. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Kohn and Mr. Howell will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares in “street name” for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 20, 2004.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class I directors expire at the 2006 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2005 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III
Marjorie Trask Gray, DMD	Mark B. Heles	James W. Holden, Jr., DVM
Dennis O. Green, CPA	Lila N. Meeks	James C. Key
Randolph C. Kohn	Robert B. Pinkerton	Ron Lewis
Ladson F. Howell	John M. Trask, III	Matt A. Trumps

        Shareholders will elect four nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2007 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect Mark B. Heles, Lila N. Meeks, Robert B. Pinkerton, and John M. Trask, III as Class II directors.

        If you submit a proxy but do not specify how you would like it to be voted, Mr. Howell and Mr. Kohn will vote your proxy to elect Mr. Heles, Ms. Meeks, Mr. Pinkerton, and Mr. Trask. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Howell and Mr. Kohn will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. Each of the nominees has been a director since our inception in 1999, and is also an organizer and director of our subsidiary, Lowcountry National Bank.

Mark B. Heles, CPC, 54, Class II Director, is the owner, President and Chief Executive Officer of Achieve Staffing & Training, Inc. Achieve provides staffing services for junior and senior management within the southeastern region in the area of Banking and Finance. Mr. Heles received his license as a Certified Personnel Consultant in 1990 from the National Association of Personnel Consultants. He graduated from the University of South Carolina in 1976 with a Bachelor of Science degree in business Administration/Finance. Mr. Heles is a former president of the Hilton Head Island Rotary Club and a past Director of the Greater Beaufort Chamber of Commerce. He currently is a member of the National Association of Personnel Services, The Hilton Head Island Rotary Club and the American Staffing Association.

Lila N. Meeks, 63, Class II Director, is the Vice-Chancellor for Advancement at the University of South Carolina, Beaufort. She graduated from Auburn University in 1962, and received a Masters degree in English from Auburn in 1966. Ms. Meeks is a member of the Beaufort County Open Land Trust, the Arts Council, the Beaufort County Historical Society, The Historic Beaufort Foundation, and St. Helena’s Episcopal Church. She is also the University’s representative to the AAUW and Main Street Beaufort.

Robert B. Pinkerton, 62, Class II Director, has been President and CEO of Athena Corporation, a manufacturer, fabricator and installer of products for the construction industry since 1990. Prior to that, he was President and CEO of Blackstone Corporation (now part of Valeo) a multinational original equipment manufacturer of automotive engine cooling systems. He is also a principal in the Beaufort Land Company, Village Renaissance, Inc., and Classic Custom Homes, developers and homebuilders in Beaufort and Hilton Head, SC. He received a law degree from Wayne State University in 1976, a master’s degree from the Chrysler Institute of Engineering in 1967, and a degree in mechanical engineering from the Detroit Institute of Technology in 1965. Mr.Pinkerton is

a member of the Rotary Club of Beaufort, the Greater Beaufort Chamber of Commerce, and the Greater Beaufort – Hilton Head Economic Development Partnership.

John M. Trask, III, 40, Class II Director, has been an owner of Lowcountry Real Estate, a local real estate company, since 1996. He formerly owned and managed Pikes Peak of Memphis, a wholesale florist company, from 1991 until 1996. Mr. Trask is active in the Beaufort business community and he has additional ownership interests in several local businesses. He graduated from Vanderbilt University with a Bachelor of Arts degree in 1987. Mr. Trask is a licensed real estate broker in South Carolina.

Set forth below is also information about each of the company’s other directors and each of its executive officers. Each director has been a director since our inception in 1999, and is also an organizer and a director of our subsidiary bank.

Marjorie Trask Gray, DMD, 33, Class I Director and Secretary to the Board, graduated from the University of South Carolina in 1992, and from the Medical University of South Carolina with the degree of Doctor of Dental Medicine in 1997. Dr. Gray is licensed to practice dentistry in the state of South Carolina. She is a member of the South Carolina Dental Association, the American Dental Association, St. Helena Episcopal Church, the Beaufort County Open Land Trust, and the Historic Beaufort Foundation.

Dennis O. Green, CPA, 63, Class I Director and Vice Chairman of the Board, served as Chief Auditor for Citicorp, and its principal banking subsidiary, Citibank N.A. in New York, New York, from February 1990 to July 1997, when he retired. Mr. Green is managing member and founder of Celadon LLC, developer of “Celadon”, a New Traditional Neighborhood development on Lady’s Island, Beaufort, SC. He is a Director and Member of the Audit Committee of Allete, Inc. He graduated in 1967 from Wayne State University with a degree in Business Administration/Finance and was licensed as a Certified Public Accountant by the State of Michigan in 1969. He is Director and President of The Olive Tree Foundation, Director and Vice President of the Boys and Girls Club of the Lowcountry, and a member of the Board of United Way of Beaufort.

Ladson F. Howell, 60, Class I Director and serves as Chairman of the Board of Directors of Coastal Banking Company and Lowcountry National Bank. He is licensed to practice law in South Carolina and retired in January 2000 as a practicing attorney with Howell, Gibson & Hughes, PA, a law firm located in Beaufort, South Carolina, since 1968. He received his law degree from the University of South Carolina Law School in 1968 and a degree in Journalism from the University of South Carolina in 1965. Mr. Howell was a former President of the Beaufort County Bar Association. He currently is a member of the South Carolina State Bar Association and the Board of Trustees of Carteret Street United Methodist Church.

Randolph C. Kohn, 56, Class I Director, has served as President and Chief Executive Officer for Coastal Banking Company and Lowcountry National Bank since their inception. He previously served as Senior Vice President and Senior Credit Officer for Clemson Bank & Trust, a community bank located in Clemson, SC. He has more than 32 years of banking experience in both Georgia and South Carolina. He graduated from the University of Georgia in 1970 with a degree in Business Management & Finance. Mr. Kohn serves on the Board of Directors of the Arts Council of Beaufort County. He also serves on the Board of Directors for the Boys and Girls Club of Beaufort, is a member of the Administrative Board of Carteret Street United Methodist Church and a member of the Beaufort Rotary Club.

James W. Holden, Jr., 44, Class III Director, is a licensed veterinarian in South Carolina and Georgia, and has been practicing veterinary medicine in Beaufort since 1986. He has been the owner and director of Holly Hall Animal Hospital since 1988 and opened Sea Island Animal Hospital in 1999. Dr. Holden is also a general partner and owner of James W. Holden & Co., LLC., a real estate holding company. He received his DVM from the University of Georgia in 1983, and a degree in Pre-Veterinary Medicine from Clemson University in 1979. He is a member of the Rotary Club of Beaufort where he has served as Director, President, Vice President, and Secretary.

James C. Key, 64, Class III Director, is the managing partner of Shenandoah Group, LLP, a firm providing risk management, controls, and governance solutions in Beaufort, South Carolina since 1997. He is a Certified

Internal Auditor. Mr. Key served as Director, Internal Audit North America and Asia Pacific at IBM Corporation in Armonk, New York until he retired in 1997. He graduated from Syracuse University with a BA in Liberal Studies. Mr. Key serves on the Board of Governors of the Institute of Internal Auditors, Coastal Georgia Chapter and the Seminar Committee of the Institute of Internal Auditors. He is a member of Historic Beaufort Foundation, Beaufort Arts Council, on the Board of Directors at the YMCA of Beaufort County and is President of the Unitarian Universal Fellowship of Beaufort.

Ron Lewis, 63, Class III Director, has been owner and operator of two McDonald’s franchises in Beaufort, South Carolina since 1990. He graduated from the State University of New York, New York in 1961 with a Bachelor of Science degree in Business/Economics. He is a member of the Board of Directors of the Marine Institute, the Beaufort Chamber of Commerce, the Family Resources, Inc., Military Affairs Committee, The Advisory Board of the Boys and Girls Clubs of Beaufort, Business Partner with Beaufort County School District, and member of the Beaufort County Arts Council.

Charlie T. Lovering, 36, serves as Executive Vice President and Chief Financial Officer of Coastal Banking Company and Lowcountry National Bank. He previously served as senior vice president and controller for Ameribank, N.A., in Savannah, Georgia from 1997 until August 1999. From May 1996 until July 1997, Mr. Lovering served as Assistant Vice President and State Compliance and Community Reinvestment Act Officer for SouthTrust Bank of South Carolina in Charleston. From 1990 until 1996 he served as a Senior Audit Officer for SouthTrust Corporation. He has more than 15 years of banking experience throughout the Southeast. He graduated from Auburn University in 1990 with a degree in business administration and accounting. While working in South Carolina, Mr. Lovering served on the South Carolina Bankers Association Compliance Committee.

Matt Trumps, 34, Class III Director, has been the co-owner of Tideland Realty, Inc. since 1994. Mr. Trumps received a Bachelor of Arts degree in Political Science from the College of Charleston in 1991 and is a life Member of the College of Charleston Alumni Association. He is a member of St. Peter’s Catholic Church and a board member of the St. Peter’s Catholic School.

William G. Horn, 54, serves Lowcountry National Bank as Executive Vice President and Senior Credit Officer. Mr. Horn brings 29 years of banking experience in management and credit administration. Most recently, Mr. Horn was responsible for credit and loan growth in the State of Florida for Nexity Bank. Prior to his move to Florida, Mr. Horn was President and CEO of Beach First National Bank in Myrtle Beach, SC. Mr. Horn is a graduate of Georgia Southern University, the Georgia School of Banking and the Stonier Graduate School of Banking.

Family Relationships: Directors John M. Trask and Marjorie Trask Gray are cousins.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows the cash compensation we paid to our chief executive officer and president and each of the other executive officers whose total annual compensation, including salary and bonus, for services rendered during the fiscal year ended December 31, 2003 exceeded $100,000.

Summary Compensation Table

					Long Term
					Compensation
					Awards
	Annual Compensation[1]
					Number of
					Securities
					Underlying
Name and Principal Position	Year	Salary	Bonus	Other[2]	Options
Randolph C. Kohn	2003	$125,860	$35,000	$2,887	-
Chief Executive Officer	2002	$115,000	$10,000	-	-
and President	2001	$103,918	-	-	-
William Gary Horn	2003	$100,000	$20,000	-	-
Executive Vice President	2002	$90,000	$10,000	-	10,000
Senior Credit Officer
Charlie Lovering	2003	$86,000	$20,000	-	10,500
Executive Vice President	2002	$80,000	$10,000	-	-
Chief Financial Officer	2001	$76,000	$11,406	-	-

(1)	Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive’s annual salary and bonus.

(2)	The company maintains a term life insurance policy on the executive with 50% payable to a designated beneficiary.

Employment Agreements

        In 1999, we entered into an employment agreement with Randy Kohn for a five-year term, pursuant to which he serves as president, chief executive officer and director of our bank. Mr. Kohn is paid a salary of $124,760, which includes certain perquisites, plus his yearly medical insurance premium. He is also entitled to receive an annual increase in his salary equal to the previous year’s salary times the increase in the Consumer Price Index during the previous year. The board of directors may increase Mr. Kohn’s salary above this level, but not below it. He will be eligible to receive an annual bonus of up to 5% of the net pre-tax income of the bank, if the bank meets performance goals set by the board. He will be eligible to participate in any management incentive program of the bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. Mr. Kohn was granted options to purchase a number of shares of common stock equal to 5% of the number of shares sold in our initial offering, or 47,414 shares. These options have an exercise price of $10.00 per share, vest equally over a five-year period beginning on the first anniversary of the bank’s opening, and have a term of ten years. Additionally, Mr. Kohn participates in the bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

    Mr. Kohn’s employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, he may not (a) compete with the company, the bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of thirty miles from the main office of the company or any branch office of the company, (b) solicit major customers of the bank for the purpose of providing financial services, or (c) solicit employees of the bank for employment. If Mr. Kohn terminates his employment for good cause as that term is defined in the employment agreement or if he is terminated following a change in control of Coastal Banking Company as defined in the agreement, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives shall vest immediately.

Director Compensation

        Directors were paid $100 per board meeting attended and $50 for each committee meeting attended in 2003. This payment will be made in 2004.

Option Grants in Last Fiscal Year

        Pursuant to Coastal Banking Company, Inc. 2000 Stock Incentive Plan, approved by our shareholders on February 15, 2000, we may grant options for up to 149,354 shares to our officers, directors, and employees. The following options were issued to named executive officers in 2003. The following information has been adjusted for the 5% stock dividend.

	Number of	Percent of
	Securities	Total Options	Exercise or
	Underlying	Granted to	Base Price
	Options	Employees in	(Dollars per	Expiration
Name	Granted	Fiscal Year	Share)	Date
Charlie Lovering	10,500	66.6%	$11.74	05/20/2013

Aggregated Option Exercises and Year-End Option Values

	Number of Unexercised Securities		Value of Unexercised In-the-Money
	Underlying Options at Fiscal year End (#)		Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Randolph C. Kohn	55,578	9,957	$460,185	$82,443
William Gary Horn	4,000	6,000	$33,120	$49,680
Charlie Lovering	10,500	10,500	$82,278	$68,292

(1)     The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($17.80) of the underlying common stock at December 31, 2003. If the closing market price is less than the exercise price, we assume that the value is zero. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Employee Stock Bonus Plan

        In November 2002, our board of directors approved the Coastal Banking Company, Inc. 2002 Stock Bonus Plan. Under this plan, the board of directors authorized Coastal Banking Company to purchase 1,155 shares of the its common stock in the public market for subsequent disposition as bonuses to certain non-executive and non-director employees. Recipients of stock bonuses under this plan are responsible for any individual tax consequences resulting from their stock grants. The compensation committee was tasked with determining the eligible employees and the amount of shares awarded to each recipient. As of April 8, 2004, we had granted 1,050 shares to employees under this plan.

Security Ownership of Certain
Beneficial Owners and Management

General

        The following table shows how much of our common stock is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2004. These shares have been adjusted for the 5% stock dividend declared on February 27, 2004. In addition, each organizer received a warrant to purchase one share of common stock at a purchase price of $9.52 per share for every share purchased by that organizer in the offering, for a total of 212,100 shares. The warrants, which are represented by separate warrant agreements, vested over a three year period ending on December 2, 2002 and are exercisable in whole or in part during the 10 year period ending December 2009. The mailing address for each beneficial owner is care of Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina, 29907.

			Percentage of
	Number of Shares	Right to	Beneficial
Name	Owned1	Acquire2	Ownership3
Marjorie Trask Gray	15,750	15,750	3.04%
Dennis O. Green	33,075	22,575	5.31%
Mark B. Heles	32,025	15,750	4.57%
James W. Holden, Jr.	21,498	12,075	3.23%
William Gary Horn	2,835	4,200	*
Ladson F. Howell	10,500	10,500	2.04%
James C. Key	11,917	10,500	2.17%
Randolph C. Kohn	16,905	55,578	6.82%
Ron Lewis	11,550	13,650	2.44%
Charlie Lovering	4,295	10,500	1.45%
Lila N. Meeks	14,700	14,700	2.84%
Robert B. Pinkerton	22,312	21,000	4.16%
John M. Trask, III	33,573	26,250	5.70%
Matt A. Trumps	16,240	15,750	3.09%
All directors and executive officers	247,175	238,278	39.01%
as a group (14 persons)

* Indicates less than 1%

(1)	Includes shares for which the named person:
o has sole voting and investment power,
o has shared voting and investment power with a spouse or other person, or
o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

                       Does not include shares that may be acquired by exercising options or warrants.

(2)	Includes shares that may be acquired within the next 60 days by exercising stock options or warrants that vest during that time, but does not include any other stock options or warrants.

(3)	Determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2003, the board of directors of the company held 12 meetings and the board of directors of bank held 12 meetings. All of the directors of the company and bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served with the exception of Ron Lewis who attended 63% of the meetings, Lila N. Meeks, who attended 63% of the meetings, and Dennis O. Green, who attended 71% of the meetings.

        Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders meetings, directors are encouraged to attend our annual meeting of Coastal Banking Company. All directors attended the 2003 annual meeting of shareholders.

        Our board of directors has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the secretary of the company, at Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29901. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

        Our board of directors has appointed a number of committees, including an audit, personnel, asset/ liability and compensation committee. The audit committee is composed of James C. Key, Marjorie Trask Gray, Ladson F. Howell, Lila N. Meeks, and Dennis O. Green as chair. Each of these members are considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The board also has determined that Messrs. Key and Green are audit committee financial experts as defined by the rules of the Securities and Exchange Commission. The audit committee met five times in 2003.

        The audit committee functions are set forth in its charter, which was adopted September 2000 and filed with the Securities and Exchange Commission on April 19, 2002. The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and review with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports it findings to the board of directors.

Report of the Audit Committee of the Board

        The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference and shall not be deemed filed under such acts.

        The audit committee reviewed and discussed with management the audited financials statements. The audit committee discussed with the independent auditors the maters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and the letter required by the Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members James C. Key, Marjorie Trask Gray, Ladson F. Howell, Lila N. Meeks, and Dennis O. Green.

Independent Certified Public Accountants

        Elliott Davis, LLC (Elliott Davis) was our auditor during the fiscal year ended December 31, 2003. We have selected Elliott Davis to serve as our independent auditors for the year ending December 31, 2004. A representative of Elliott Davis, LLC will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that the Company paid or accrued for the audit and other services provided by Elliott Davis for the fiscal years ended December 31, 2003 and 2002:

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002

Audit Fees	$0	$0
Audit-Related Fees	$26,800	$28,000
Tax Fees	$3,800	$3,500
All Other Fees	$0	$0
Total	$30,600	$32,000

        Audit Fees. This category includes the aggregate fees billed for professional services rendered by Elliott Davis for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2003 and 2002.

        Audit-Related Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by Elliott Davis during the fiscal years ended December 31, 2003 and 2002. These services principally included the assistance and issuance of consents for various filings with the SEC.

        Tax Fees. This category includes the aggregate fees billed for tax services rendered by Elliott Davis during fiscal years ended December 31, 2003 and 2002. These services consisted primarily of tax compliance and tax consultations services. In addition, for fiscal years ended December 31, 2003 and 2002, these services include preparation of local, state and federal tax returns for the Company and its subsidiary.

        All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Elliott Davis during the fiscal year ended December 31, 2003. These other services in fiscal 2003 consisted primarily of assistance and meetings with management and the audit committee on planning issues.

        The audit committee has concluded that the non-audit service provided by Elliott Davis are compatible with maintaining the independence of Elliott Davis.

        The Company and the accounting firm of Tourville, Simpson & Caskey, L.L.P. had a contract under which Tourville, Simpson & Caskey audited the Company’s financial statements through the fiscal year ended December 31, 2001. On March 20, 2002, the Company elected not to renew its contract with Tourville, Simpson & Caskey, L.L.P., it dismissed the firm, and the Company retained the firm of Elliot Davis, LLP as its auditors effective as of that date. The decision to change accountants was approved by the audit committee and the board of directors of the Company.

        The reports of Tourville, Simpson & Caskey on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2001 and in the subsequent interim period, there were no disagreements with Tourville, Simpson & Caskey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Tourville, Simpson & Caskey, would have caused Tourville, Simpson & Caskey to make reference to the matter in their report. During the fiscal year ended December 31, 2001 and in the subsequent interim period through March 20, 2002, there were no “reportable events” to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

        A copy of the letter from Tourville, Simpson & Caskey stating whether it agrees with the above statements dated March 29, 2002, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

        On March 20, 2002, the Company engaged Elliott Davis, LLP as its independent auditors for the fiscal year ending December 31, 2002, to audit the Company’s financial statements. During the Company’s most recent fiscal year and the subsequent interim period preceding the engagement of Elliott Davis, LLP, the Company did not consult Elliott Davis, LLP on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

Oversight of Accountants; Approval of Accounting Fees

        Under the provisions of its charter, the audit committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The pre-approval process requires all services to be performed by our independent auditor to be approved in advance, regardless of amount. These services may include audit services, audit related services, tax services and other services.

Other Committees

        The personnel committee is composed of Marjorie Trask Gray, Lila N. Meeks, John M. Trask, III, Randolph C. Kohn, Ladson F. Howell and Mark B. Heles as chair. The personnel committee met 5 times in 2003. The personnel committee has the responsibility of establishing and approving all major policies concerning salary administration, incentive compensation and employee benefits.

        We have not adopted a nominating committee charter. Historically, our entire board of directors has served as the nominating committee. We are reviewing this policy and considering whether to adopt a formal nominating committee charter.

        Our board will consider director candidates recommended by shareholders who submit nominations in accordance with our bylaws. Shareholders must deliver nominations in writing to the secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholder. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        In evaluating such recommendations, the board uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

        Our board uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The board considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the board uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board of directors.

        The company does not pay a third party to assist in identifying and evaluating candidates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

        We have banking and other transactions in the ordinary course of business with our directors and officers and the bank and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or the bank. Loans to individual directors and officers must also comply with the bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2003.

CODE OF ETHICS

        We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public. We have adopted a formal code of ethics that applies to our senior executive officers and staff which is approved by our board of directors. The Code of Ethics is available without charge upon request by contacting our Secretary in writing at Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29907.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 17, 2004. To ensure prompt receipt, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 20, 2004

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
COASTAL BANKING COMPANY, INC.
to be held on May 20, 2004

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Ladson F. Howell and Randolph C. Kohn and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Coastal Banking Company, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held May 20, 2004 at the Oyster Cove Club House, Beaufort, South Carolina 29902, at 10 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: “for” Proposal No. 1 to elect the four identified Class II directors to serve on the board of directors for three-year terms.

1.     PROPOSAL to elect the four identified Class II directors to serve for three-year terms.

            Mark B. Heles
            Lila N. Meeks
            Robert B. Pinkerton
            John M. Trask, III

                [  ] FOR all nominees                                                       [  ] WITHHOLD AUTHORITY
                      listed (except as marked to                                             to vote for all nominees
                      the contrary)

            (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

                                 Dated: _________________________________, 2004

___________________________                                         ___________________________
Signature of Shareholder(s)                                                       Signature of Shareholder(s)

___________________________                                         ___________________________
Please print name clearly                                                            Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.